Exhibit 99.1

July 12, 2019

Liberty Media Corporation Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation’s (“Liberty Media”) (NASDAQ: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA,  FWONK) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the second quarter of 2019 on Thursday,  August 8th, at 10:00 a.m. (E.D.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both Liberty Media and Liberty TripAdvisor Holdings, Inc.    During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (888)  394-8218 or (323) 794-2588, passcode 1712883, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation's interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media Corporation's subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment and minority equity investment in AT&T Inc.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation